                                   Exhibit 21

                                                                      Exhibit 21


                         Subsidiaries of the Registrant


                                                                     Name(s) Under Which
                                              State of               Subsidiary
Name of Subsidiary                            Incorp.                Does Business
- ------------------                            --------               -------------------
Airborne For Men, Ltd.                        RI                     Airborne For Men

Abos, Inc.(1)                                 RI                     none (inactive)

Arcus Media Group, Inc.                       RI                     none (inactive)

AE Management Services, Inc.(2)               RI                     none (inactive)

Metro, Inc.                                   RI                     Metro Home Video
(formerly known as                                                   Arcus
North Star Distributors, Inc.)

Ultracolor Publications, Inc.(3)              RI                     Ultracolor Publications

                                                                     Madison Publications






- ----------------------------------

     (1) Abos, Inc. is a wholly-owned subsidiary of Airborne For Men, Ltd.

     (2) AE Management Services, Inc. is a wholly-owned subsidiary of Airborne For Men, Ltd.

     (3) Ultracolor Publications, Inc. is a wholly-owned subsidiary of North Star Distributors, Inc.